Exhibit 99.2

NRG Energy, Inc. Announces Pricing of

Senior Secured Notes and Senior Unsecured Notes

HOUSTON – April 14, 2026 – NRG Energy, Inc. (NYSE:NRG) has priced its previously announced concurrent offerings of (1) $500 million aggregate principal amount of 4.955% senior secured first lien notes due 2031 (the “Secured Notes” and such offering, the “Secured Notes Offering”) and (2) senior unsecured notes (the “Unsecured Notes Offering” and, together with the Secured Notes Offering, the “Offerings”), consisting of (i) $1,050 million aggregate principal amount of 5.875% senior unsecured notes due 2034 (the “2034 Notes”) and (ii) $1,050 million aggregate principal amount of 6.125% senior unsecured notes due 2036 (the “2036 Notes” and, collectively with the 2034 Notes and the Secured Notes, the “Notes”).

The Notes will be guaranteed by each of NRG’s current and future wholly-owned U.S. subsidiaries that guarantee the term loans under NRG’s credit agreement. The Secured Notes will be secured by a first priority security interest in the same collateral that is pledged for the benefit of the creditors under NRG’s credit agreement and existing senior secured notes, which collateral consists of a substantial portion of the property and assets owned by NRG and the guarantors.

NRG intends to use the net proceeds from the Offerings, together with the net proceeds of its proposed new term loan B in an aggregate principal amount of $900 million (the “New TLB”), to repay a portion of the outstanding borrowings under the NRG revolving credit facility and to pay the tender price of its previously announced tender offer (the “Tender Offer”) through its wholly-owned subsidiary, Lightning Power, LLC (“Lightning”), for Lightning’s outstanding 7.250% senior secured notes due 2032 (the “Lightning Notes”), to pay estimated transaction fees, expenses and premiums and, the remainder, if any, for general corporate purposes, which may include the repurchase, repayment, prepayment or redemption of other debt of NRG, Lightning or any of their respective subsidiaries.

The consummation of the Secured Notes Offering is not conditioned upon the completion of the Unsecured Notes Offering or the New TLB or vice versa. The Tender Offer is being made only by and pursuant to the terms and conditions of the related offer to purchase and consent solicitation statement. The Offerings are not conditioned upon the completion of the Tender Offer or the tender of any specific amount of the Lightning Notes.

The Notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell any security, including the Notes, nor a solicitation for an offer to purchase any security, including the Notes. NRG does not intend to file a registration statement for the resale of the Notes. Nothing contained herein shall constitute an offer to purchase or the solicitation of an offer to sell any Lightning Notes in the Tender Offer.

About NRG

NRG is a leading provider of electricity, natural gas, and smart home solutions to eight million customers across North America. The company operates a customer-first platform supported by a diversified supply strategy and the safe, reliable operation of approximately 25 GW of power generation. NRG plays a meaningful role in competitive energy markets and our innovative team is creating the flexible and affordable solutions that households and large businesses need today and in the future.

Forward-Looking Statements

This news release contains “forward-looking” statements, as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements discuss potential risks and uncertainties and, therefore, actual results may differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. NRG does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements may include, without limitation, statements relating to goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NRG, based on current beliefs of management as well as assumptions made by, and information currently available to, management. The words “believes,” “projects,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “should,” “forecasts,” “targets,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond NRG’s control, that may cause NRG’s actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Information concerning these risks and uncertainties and other factors can be found in NRG’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its reports on Forms 10-K, 10-Q and 8-K, each of which can be obtained free of charge on the SEC’s web site at http://www.sec.gov. NRG undertakes no obligation to update or revise any forward-looking statement unless required by applicable law.

Media

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Investors

Brendan Mulhern
609.524.4767
Investor.relations@nrg.com